Exhibit 10.1

May 22, 2018

Robert G. Costantini

Re:	Separation Benefits

Dear Robert:

Reference is made to the Employment Agreement dated as of December 31, 2010 (the “Employment Agreement”) between you and ORBCOMM Inc. (the “Company”). This letter agreement confirms that notwithstanding your resignation effective on May 17, 2018 (your “Separation Date”) from your position as Executive Vice President and Chief Financial Officer of the Company effective on the Separation Date, your termination of employment with the Company will be treated as a termination by the Company without cause under Section 4(d) of the Employment Agreement and you will be entitled to receive the severance benefits provided under Section 4(f) of the Employment Agreement for a termination of employment by the Company without cause.

Notwithstanding your resignation, subject to your execution of the Release in the manner noted below, your unvested 7,530 time-based Restricted Stock Units and 7,530 performance-based Restricted Stock Units previously granted for fiscal year 2018 will vest on their original vesting dates as if you remained employed by the Company through the applicable vesting dates subject, in the case of the performance-based Restricted Stock Units, to achievement of the performance targets established for fiscal year 2018.

In accordance with the terms of Section 4(f) of the Employment Agreement, your right to receive the severance benefits described in Section 4(f) is subject to your execution of the Release in the form attached as Exhibit A to the Employment Agreement (the “Release”) and the Release becoming effective within 60 days of your Separation Date.

The parties to this letter agreement confirm that except as provided in this letter agreement, the terms and conditions of and rights and obligations under the Employment Agreement will remain in full force and effect. In the event of any conflict between the terms of this letter agreement and the Employment Agreement, the terms of this letter agreement will control.

[Signature page follows]

Sincerely,

ORBCOMM Inc.

By:	/s/ Christian G. Le Brun
Christian G. Le Brun
Executive Vice President and General Counsel

Accepted and Agreed by:

/s/ Robert G. Costantini
Robert G. Costantini

Date: May 22, 2018